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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2007

COLLEGE LOAN CORPORATION TRUST II
(Issuer of the Notes)

COLLEGE LOAN LLC
(Depositor of the Issuer of the Notes) (Exact name of Registrant as specified in its charter)

Delaware	333-136003-01	56-6679044

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

16855 W. Bernardo Drive, Suite 100, San Diego, California	92127

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(888) 972-6311

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On March 6, 2007, College Loan Corporation Trust II (the “Issuer”) issued in a registered offering $1,500,000,000 of its Series 2007-1 Student Loan Asset-Backed Notes (the “Notes”).

The Issuer is a master trust established in 2007. In connection with the issuance of the Notes, the Issuer entered into a Master Servicing Agreement, dated as of March 1, 2007, between the Issuer and College Loan Corporation (the “Master Servicer”). The Master Servicer has entered into separate subservicing agreements with Great Lakes Educational Loan Services, Inc. (“GLELSI”) and ACS Education Services, Inc. (“ACS”) (formerly known as AFSA Data Corporation, Inc.).

Item 9.01.      Financial Statements and Exhibits.

           (d) Exhibits

                Exhibit No.

                99.5      Student Loan Origination and Servicing Agreement, dated as of April 24, 2000, between the Master Servicer and GLELSI.

                99.6       Federal FFEL Origination/Servicing Agreement, dated as of December 1, 2000, between the Master Servicer and ACS.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2007	College Loan Corporation Trust II By: College Loan LLC, as Depositor, By: Corporation, as Sole Economic Member By: /s/ John Falb Name: John Falb Title: SVP of Capital Markets

INDEX TO EXHIBITS

Exhibit Number	Description

99.5	Student Loan Origination and Servicing Agreement, dated as of April 24, 2000, between the Master Servicer and GLELSI.

99.6	Federal FFEL Origination/Servicing Agreement, dated as of December 1, 2000, between the Master Servicer and ACS.